(Logo of COOK IMAGING appears here)

                              A COOK GROUP COMPANY

 927 SOUTH CURRY PIKE P.O. BOX 3068 BLOOMINGTON, INDIANA 47402 U.S.A.
 PHONE: 812-333-0887 TELEFAX 812-332-3079

                     Clinical Product Development Agreement

 THIS AGREEMENT is effective as of the 3rd day of January, 1997.

 BY AND BETWEEN:

 ACUTE THERAPEUTICS, INC., a corporation organized and existing under the laws of Pennsylvania, with its principal offices located at 3359 Durham Road, Doylestown, PA 18901 (hereinafter referred to as "CLIENT")

 AND:

 COOK IMAGING CORPORATION, a corporation organized under the laws of Indiana, with its principal place of business located at 927 South Curry Pike in Bloomington, Indiana 47402 (hereinafter referred to as "COOK");

 WHEREAS CLIENT is the owner of patents, trademarks, formulations and know-how related to the pharmaceutical product KL4 Pulmonary Lung Surfactant (hereinafter referred to as the "Drug Product");

 WHEREAS COOK has the expertise and the manufacturing facility suitable for the pharmaceutical preparation and production of the Drug Product;

 WHEREAS, CLIENT wishes to have COOK manufacture the Drug Product and COOK wishes to supply the Drug Product to CLIENT;

 NOW, THEREFORE, in consideration of the premises and the undertakings, terms, conditions and covenants set forth below, the parties hereto agree as follows:

 DEFINITIONS

          1.1 DRUG PRODUCT shall mean the pharmaceutical product "KL4 Pulmonary Lung Surfactant" as described in the Manual in finished dosage form for clinical use.

 1.2 SPECIFICATIONS shall mean those specifications set forth in Attachment I to the Manual.

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          1.3 DEVELOPMENT shall mean all work necessary to develop a process to manufacture the Drug Product in full accord with cGMP and to supply the Drug Product conforming to the Specifications set forth in Attachment I to the Manual. Development activities shall include, but not be limited to, research, pilot batches, scale-up batches, qualification of Cook Quality Control Laboratories, validation of the manufacturing process, and successful completion of the Drug Product manufacture and delivery as defined in Schedule I attached hereto.

          1.4 LABELING shall mean all labels and other written, printed, or graphic matter upon: (i) the Drug Product or any container or wrapper utilized with the Drug Product or (ii) any written material accompanying the Drug Product, including without limitation, package inserts.

          1.5 IND shall mean an Investigational New Drug Exemption Application for the Drug Product, as defined in the United States Food and Drug Administration (FDA) rules and regulations, 21 CFR.

          1.6 DMF shall mean Drug Master File, as defined in the FDA rules and regulations.

          1.7 cGMP shall mean current Good Manufacturing Practices as defined in the FDA rules and regulations, 21 CFR Part 211.

          1.8 MANUAL shall mean the Manufacturing Project Manual attached hereto as Schedule II to this Agreement and reviewed and accepted by CLIENT and COOK, the terms and provisions of which are incorporated by reference as though fully set forth herein.

          1.9 BULK DRUG SUBSTANCE shall mean the [***] used as the raw material in the Drug Product.

          1.10 STOCK RECOVERY shall mean the removal or correction of a product that has not been marketed or that has not left the direct control of the CLIENT, i.e., the product is located on premises owned by, or under the control of, the firm and no portion of the lot has been released for sale or use.

 DEVELOPMENT PROVISIONS

          2.1 INITIATION: Upon execution of this Agreement, COOK shall proceed with the schedule for Development of the Drug Product as set forth in Schedule I appended hereto.

          2.2 DOCUMENTATION: COOK shall provide CLIENT with required supporting documentation for the Development for the Drug Product in a form suitable for CLIENT's submission to the FDA.

          2.3 BULK DRUG SUBSTANCE SUPPLY: CLIENT, at its sole cost and expense (including, without limitation, shipping costs), shall supply to COOK, in a timely manner, all Bulk Drug Substance required to satisfy the terms of this Agreement.

          2.4 SUPPLY OF COMPONENTS: COOK shall be responsible for the supply of materials (except Bulk Drug Substance) necessary for the Development of the Drug Product. [***]

          2.5 DELIVERY TERMS: COOK shall ship all Drug Product to CLIENT or to CLIENT's designated consignee, after satisfaction of the conditions in Paragraph 4.1 hereto. All shipments shall be F.O.B.

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 Bloomington, Indiana. CLIENT shall, within fifteen (15) working days after its receipt of any shipment, notify COOK in writing, of any claim relating to non-conforming Drug Product and, failing such notification, notwithstanding Paragraph 5.1 of this Agreement, CLIENT shall be deemed to have accepted the Drug Product, holding COOK free and harmless therefrom.

          2.6 PAYMENT FOR THE DRUG PRODUCT AND DEVELOPMENT: at the time of each shipment, COOK shall invoice CLIENT for CLIENT's purchase of the Drug Product and Development costs, as set forth in Schedule I. Upon execution of this Agreement, CLIENT shall pay COOK the amount of [***]. The foregoing amount shall be applied to the first invoice pursuant to the terms and conditions set forth in Schedule I. Payment not received within thirty (30) days for any invoice shall bear interest at one and one-half percent (1.5%) per month.

 TERM AND TERMINATION

          3.1 TERM: This Agreement shall commence on the date first above written and will continue until the Development, as described in Schedule I, has been completed, but not more than [***], unless sooner terminated pursuant to Paragraph 3.2 herein (the "Term").

          3.2 TERMINATION: This Agreement may be terminated at any time upon the occurrence of any of the following events:

 (a) Default: Forty-five (45) days written notice, by either party to the other party, in the event that the other party breaches any provision of this Agreement, and such party fails to remedy the breach prior to the expiration of the forty-five (45) day period.

 (b) Insolvency: Written notice by either party to the other upon insolvency or bankruptcy of the other party, and the failure of any such insolvency or bankruptcy to be dismissed within sixty (60) days.

 (c) If, as a result of causes described in Paragraph 7.1, either party is unable to fully perform its obligations hereunder for a period of sixty (60) consecutive days, the other party shall have the right to terminate this Agreement upon at least thirty (30) days prior written notice.

 Termination, expiration, cancellation or abandonment of this Agreement, through any means and for any reason, shall not relieve the parties of any obligation accruing prior thereto and shall be without the prejudice to the rights and remedies of either party with respect to any antecedent breach of any of the provisions of this Agreement or CLIENT's purchase order issued hereunder.

          3.3 PAYMENT ON TERMINATION: In the event of the termination or cancellation of this Agreement, CLIENT shall reimburse COOK for all raw materials and components, that are unique to this project, ordered prior to termination and not cancelable at no cost to COOK. CLIENT shall pay prices as described in Schedule I for (a) all work-in-process commenced by COOK and (b) all finished goods of COOK. CLIENT shall be responsible for any other expenses or losses incurred by COOK because of the termination. COOK shall ship such materials to CLIENT at CLIENT's cost and per CLIENT's instructions. CLIENT shall make payment for all expenses described in Paragraph 3.3 net thirty (30) days from the invoice date.

          3.4 Survival: Sections headed Warranties, Drug Product Recalls, Confidentiality, and Indemnification shall survive the termination or cancellation of this Agreement for any reason.

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 CERTIFICATES OF ANALYSIS AND MANUFACTURING COMPLIANCE

          4.1 CERTIFICATES OF ANALYSIS: COOK shall test, or cause to be tested, in accordance with the Specifications, each batch of the Drug Product manufactured pursuant to this Agreement before delivery to CLIENT. A certificate of analysis for each batch delivered shall set forth the items tested, specifications, and test results. COOK shall also indicate on the certificate of analysis that all batch production and control records have been reviewed and approved by the appropriate quality control unit. COOK shall send, or cause to be sent, such certificates to CLIENT prior to the shipment of the Drug Product. CLIENT shall test, or cause to be tested, for final release, each batch of the Drug Product as meeting the Specifications. As required by the FDA (see Paragraph 5.2 below), CLIENT shall assume full responsibility for final release of each lot of the Drug Product.

          4.2 MANUFACTURING COMPLIANCE: COOK shall advise CLIENT immediately if an authorized agent of any regulatory body visits COOK's manufacturing facility and makes an inquiry regarding COOK's method of manufacture of the Drug Product for CLIENT.

 WARRANTIES

          5.1 CONFORMITY WITH SPECIFICATIONS: COOK warrants that, at the time of manufacture, the Drug Product is prepared and tested in accordance with the Specifications, including cGMP. If the drug product does not meet specifications, and the reason being solely due to COOK's performance, then CLIENT will not be billed for the batch. Because of individual biological differences, no product is 100% effective under all circumstances. In addition, because COOK has no control of the conditions under which the Drug Product is used, the diagnosis of the patient before or after treatment with the Drug Product, the method of use or administration of the Drug Product, and handling of the Drug Product after it leaves COOK's possession, COOK does not warrant either a good effect, or against an ill effect, following the use of the Drug Product. The foregoing warranty is exclusive and in lieu of all other warranties either written, oral, or implied. THERE ARE NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. No representative of COOK may change any of the foregoing warranties and CLIENT accepts the Drug Product subject to all terms hereof.

          5.2 COMPLIANCE: Client assumes responsibility for all contact with the FDA and other regulatory bodies, pertaining specifically to Drug Product.

 DRUG PRODUCT STOCK RECOVERY

          6.1 DRUG PRODUCT STOCK RECOVERY: In the event CLIENT reasonably determines that the Drug Product should be recovered because the Drug Product does not conform to Specifications, the parties shall take all appropriate corrective actions. In no event, however, shall COOK have responsibility for regulatory compliance in connection with any recovery, except to the extent and under the circumstances set forth in the Manual or as required by law. All costs and expenses incurred in connection with such recovery shall be the responsibility of CLIENT unless caused solely by the negligence of COOK. In no event shall COOK have any liability for consequential damages incurred by CLIENT which arise out of, or in connection with, any Drug Product recovery.

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 FORCE MAJEURE; FAILURE TO SUPPLY

          7.1 FORCE MAJEURE EVENTS: failure of either party to perform under this agreement (except the obligation to make payments) shall not subject such party to any liability to the other if such failure is caused by acts such as, but not limited to, acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, compliance with any order or regulation of any government entity, or by any cause beyond the reasonable control of the parties, whether or not foreseeable, provided that written notice of such event is promptly given to the other party.

          7.2 FAILURE TO SUPPLY: If COOK fails to supply all or any material part of the Drug Product ordered by CLIENT, CLIENT may require COOK to supply the undelivered Drug Product or a lesser quantity at a future date agreed upon by CLIENT. The provisions of this Paragraph 7.2 shall be without prejudice to CLIENT's rights under paragraph 3.2 and remedies provided for thereunder.

 IMPROVEMENTS

          8.1 CHANGES BY CLIENT: If CLIENT requests a change to the Drug Product Specifications and COOK agrees that such change is feasible with regard to the manufacture of the Drug Product, such change shall be incorporated within the Specifications pursuant to a written amendment to this Agreement. The price of the Drug Product shall be adjusted for such change, and CLIENT shall pay COOK the costs associated with such change, including any development work, if necessary, based upon COOK's then-prevailing development rates. Such prices and costs shall be set forth in a written amendment to this Agreement. It is the responsibility of CLIENT to ensure that proper regulatory agencies approve the suggested changes.

          8.2 CHANGES BY COOK: COOK agrees that any changes developed by COOK which may be incorporated into the Drug Product shall be set forth in a written amendment to this Agreement prior to such incorporation and approved by CLIENT in writing. At the time of such incorporation, such changes shall become part of the Specifications. It is the responsibility of CLIENT to ensure that proper regulatory agencies approve the suggested changes.

 CONFIDENTIALITY

          9.1 This Agreement, by reference, incorporates the Confidentiality Agreement signed by CLIENT and COOK on January 3, 1996, and is made a part hereof as though fully set forth herein.

          9.2 Any invention made, conceived or reduced to practice by COOK in connection with the performance of the obligations under this Agreement, during the term of this Agreement or thereafter, whether derived from COOK or CLIENT, shall be considered confidential information and shall be the exclusive property of COOK; provided, however, that any invention made, conceived of, or reduced to practice during the Term of this Agreement, of (a) a pharmaceutical product with the same composition as the Drug Product, or (b) an improvement to the Drug Product, shall be the exclusive property of CLIENT. Each party, in its sole discretion, may file for patent protection of its invention as set forth above in its own name, and the other party, upon request by the owner, shall promptly sign and deliver any and all documents or information necessary for the securing of such invention in any country as determined by the owner.

          9.3 The parties agree that contents of this Agreement shall not be disclosed to any third party except (i) the controlling companies of the parties, (ii) the companies controlled by the parties, and (iii) governmental regulatory agencies, including, but not limited to, environmental protection authorities, without prior written consent of the other party.

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          9.4 Upon termination of this Agreement for whatever reason, each party shall return to the other originals, copies, and derivative forms of disclosed or developed information relating to the purpose of this Agreement; except that one copy of such information may be retained as required by regulatory law for a period of ten (l0) years for future reference. The confidential information shall remain confidential and not be disclosed by either party for a period of ten (l0) years following the date of expiration or termination of this Agreement.

 INDEMNIFICATION

          10.1 INDEMNIFICATION BY CLIENT: CLIENT shall indemnify and hold COOK (and any parent, subsidiary, or affiliate company or corporation, and their officers, directors, shareholders, agents, and the employees and insurers of any of them and/or their successors and assigns thereto), free and harmless from any and all claims, demands, liability, actions or causes of actions, or any fines or penalties, and any and all expenses associated therewith (including, without limiting the generality of the foregoing, defense costs and attorney's fees), arising out of or in connection with, are the result of, or are otherwise related to: (i) any act or omission of CLIENT; (ii) the promotion, distribution, use, misuse or sale of the Drug Product (including, without limiting the generality of the foregoing, any claims, express, implied or statutory, made as to the efficacy or safety thereof); (iii) any Drug Product labeling or packaging; (iv) CLIENT's compliance or noncompliance with any applicable Federal or State laws or regulations; or, (v) any failure of CLIENT to perform, in whole or in part, any of its obligations hereunder, unless caused solely by the acts or omissions of COOK.

                   CLIENT also will indemnify and hold COOK (and all others indemnified in Paragraph l0.1 hereof) free and harmless against any and all claims, demands, liability, actions or causes of action, and any and all expenses associated therewith (including, without limiting the generality of the foregoing, defense costs and attorney's fees), for damages on account of personal injury (including death) or property damage arising out of or in connection with CLIENT's manufacture or handling of the Bulk Drug Substance.

          10.2 INDEMNIFICATION BY COOK: COOK will indemnify and hold CLIENT free and harmless against any and all claims, demands, actions or causes of action, and any and all expenses associated therewith (including, without limiting the generality of the foregoing, defense costs and attorney's fees), for damages on account of personal injury (including death) or property damage caused solely by the acts or omissions of COOK.

          10.3 PATENT INDEMNITY: CLIENT further warrants that manufacture, use and sale of the Drug Product and Bulk Drug Substance will not infringe any patent or other proprietary rights and that CLIENT will indemnify, defend and hold COOK free and harmless from any damage, judgment, liability, loss, cost or expense, including legal expenses, arising from claims that the Drug Product and Bulk Drug Substance infringe patent or other proprietary rights of a third party.

          10.4 CONDITIONS OF INDEMNIFICATION: If either party seeks indemnification from the other under Paragraphs l0.1, 10.2, or 10.3, it shall promptly give written notice to the other party of any such claim or suit threatened, made or filed against it, which forms the basis for such claim of indemnification and shall cooperate fully with the other party in the defense of all such claims or suits. No settlement or compromise shall be binding on a party hereto without its prior written consent.

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 GENERAL PROVISIONS

          11.1 NOTICES: Any notice permitted or required by this Agreement may be sent by facsimile with the original document being sent by certified (or registered) mail, return receipt requested, or overnight delivery and shall be effective when received (or refused) via facsimile or mail or overnight if faxed and sent and addressed as follows (or to such other facsimile number or address as may be designated by a party in writing):

                 If to CLIENT:   Acute Therapeutics, Inc.
                                 3359 Durham Road
                                 Doylestown, PA 18901
                                 Attn: Dr. Harry Brittain

                                 Telephone:       (215) 794-3064
                                 Facsimile:       (215) 794-3239

                   If to COOK:   Cook Imaging Corporation
                                 927 South Curry Pike
                                 P.O. Box 3068
                                 Bloomington, IN 47402
                                 Attn: Joanne W. Daly, Project Coordinator

                                 Telephone:       (812) 333-0887
                                 Facsimile:       (812) 332-3079

          11.2 ENTIRE AGREEMENT: AMENDMENT: The parties hereto acknowledge that this Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior written or oral agreements or understandings with respect to the subject matter hereof. No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by both parties hereto. No course of dealing or usage of trade shall be used to modify the terms and conditions herein.

          11.3 WAIVER: None of the provisions of this Agreement shall be considered waived by any party hereto unless such waiver is agreed to, in writing, by both parties. The failure of a party to insist upon strict conformance to any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law shall not be deemed a waiver of any rights of any party hereto.

          11.4 OBLIGATIONS TO THIRD PARTIES: Each party warrants and represents that this Agreement is not inconsistent with any contractual obligations, expressed or implied, undertaken with any third party.

          11.5 ASSIGNMENT: This Agreement shall be binding upon and inure to the benefit of the successors or permitted assigns of each of the parties and may not be assigned or transferred by either party without the prior written consent of the other, which consent will not be unreasonably withheld or delayed, except that no consent shall be required in the case of a transfer to a wholly-owned subsidiary or transaction involving the merger, consolidation or sale of substantially all of the assets of the party seeking such assignment or transfer and such transaction relates to the business covered by this Agreement and the resulting entity assumes all the obligations under this Agreement.

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          11.6 INDEPENDENT CONTRACTOR: COOK shall act as an independent contractor for CLIENT IN providing the services required hereunder and shall not be considered an agent for joint venture with CLIENT. Unless otherwise provided herein to the contrary, COOK shall furnish all expertise, labor, supervision, machining and equipment necessary for performance hereunder and shall obtain and maintain all building and other permits and licenses required by public authorities.

          11.7 GOVERNING LAW: This Agreement is subject to and shall be governed by the laws of the State of Indiana.

          11.8 SEVERABILITY: In the event that any term or provision of this Agreement shall violate any applicable statute, ordinance, or rule of law in any jurisdiction in which it is used, or otherwise be unenforceable, such provision shall be ineffective to the extent of such violation without invalidating any other provision hereof.

          11.9 HEADINGS, INTERPRETATION: The headings used in this Agreement are for convenience only and are not part of this Agreement.

          11.10 CONFLICT: In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of the Manual, the terms of this Agreement shall control.

 IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

 ACUTE THERAPEUTICS, INC.                          COOK IMAGING CORPORATION
 (Signature of Robert Capetola)                   (Signature of Jerry C. Arthur)
      Authorized Signature                              Authorized Signature

  Robert Capetola                                  Jerry C. Arthur
  Printed Name                                     Printed Name
  (handwritten January 9, 1997)                    January 8, 1997
  Date                                             Date

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                                   SCHEDULE I

                      DEVELOPMENT ACTIVITIES AND PRICING

DEVELOPMENT of the Drug Product for use in Clinical Studies will consist of the following: [***]

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                                   SCHEDULE II

                          MANUFACTURING PROJECT MANUAL

 The policies and procedures outlined herein have been reviewed and will be adhered to in the manufacturing and/or finishing of the Drug Product pursuant to the Clinical Product Development Agreement (the "Agreement").

 I. POLICY:

 COOK's policy is to assure that the Drug Product manufactured and/or packaged for CLIENT will be processed under a total quality control system which ensures that the Drug Product will meet all warranties set forth in Section 5.1 of the Agreement.

 II. PURPOSE:

 The purpose of this Manual is to address and delineate the responsibilities between COOK and CLIENT and to provide a vehicle for implementation of the policy stated above.

 III. SCOPE:

 This Manual applies to all contract manufacturing activities for which COOK has manufacturing and/or finishing responsibility as set forth below.

 RAW MATERIALS

 All raw materials are defined by the Specifications outlined in Attachment I hereto which is made a part hereof by reference. An Approved Vendor List shall be jointly developed and approved by COOK and by CLIENT for the supply of these raw materials. The Approved Vendor List shall contain, but not be limited to, the following information:

 Raw Material Name
 Vendor Name
 Manufacturing Location
 DMF Information
 Acceptance Criteria

 More than one vendor may appear on the Approved Vendor List for each raw material item as long as the material supplied by each listed vendor meets the Specifications.

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 CLIENT shall supply to COOK, in a timely manner, all Bulk Drug Substance necessary to satisfy COOK's obligations under the Agreement. At some point, CLIENT wishes for COOK to supply the excipients, namely Palmitic Acid, DPPC, and POPG. When this occurs, a price will be negotiated and agreed to jointly by both parties.

 COOK will use standard operating procedures which define the sampling methodology and the analytical methods used to assure that the raw materials meet the Specifications. COOK and CLIENT agree that a vendor's certificate of analysis may be used in lieu of testing, where testing by COOK or CLIENT has validated the vendor. COOK and CLIENT will maintain supporting documentation.

 COOK will notify CLIENT in writing of any changes to the Specifications, sampling, or test methods of those raw materials listed in Attachment I that are included in the current USP/NF, and of any changes in the Approved Vendor List.

 For all raw materials listed in Attachment I which are not included in the current USP/NF, and for Bulk Drug Substance supplied by CLIENT or its agents, COOK shall obtain CLIENT's approval prior to instituting any changes to the Specifications, sampling, or test methods for that material.

 PACKAGING MATERIALS

 CLIENT shall be responsible for, and shall provide to COOK, all copy content, artwork and mechanicals for all printed materials associated with the Drug Product. This includes, but is not limited to, container labels, container cartons, package inserts, and promotional material. CLIENT shall be responsible for compliance with all Federal, State and Local laws and regulations concerning packaging and labeling materials, and for obtaining any necessary regulatory approvals of printed materials, artwork, and copy. Refer to Schedule I for details.

 CLIENT shall provide COOK with specifications for all packaging components including, without limitation, purchase description (general specifications for a class of packaging supplies; e.g., bottles, caps, cartons, etc.), acceptance criteria (including incoming inspection and sampling plans), and test methods used to determine conformance to specifications.

 CLIENT shall approve the specifications for product container closure components.

 COOK shall review and certify, by comparison to a master supplied by CLIENT, each receipt of printed components. Non-printed packaging components shall be tested by COOK according to COOK specifications.

 COOK shall notify CLIENT in writing of any changes to the specifications for any components used in the Drug Product prior to use in manufacture.

 COOK shall obtain prior approval from CLIENT before revising any printed packaging components, primary container components, and all CLIENT supplied packaging components used in the Drug Product.

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 MASTER PRODUCTION RECORDS

 A Master Batch Record (MBR) is the formal set of instructions for the preparation of the Drug Product. A MBR shall be developed by COOK, using CLIENT's master formula and technical support provided by CLIENT.

 The MBR shall be maintained by the Document Control/Quality Assurance group within COOK. The MBR shall be written in the standard COOK format.

 The MBR shall be reviewed and approved by COOK and by CLIENT. Any change to an approved MBR will be reviewed and approved by COOK and by CLIENT prior to said change being implemented. Each batch of the Drug Product is produced by using a copy of the MBR. Each batch record is assigned a unique batch number.

 Any deviation from the specified manufacturing process must be documented in the batch record. COOK shall have a system to document the deviation, the investigation that was undertaken, and the conclusion drawn from that investigation. Appropriate departmental reviews and approvals by COOK shall be required prior to release of the Drug Product. The documentation associated with any deviation in the manufacturing process shall become part of the batch record.

 SAMPLING, TESTING AND RELEASE OF THE DRUG PRODUCT

 Each batch of the Drug Product manufactured and/or packaged by COOK shall be sampled in-process and at the completion of the manufacturing and packaging operations, as agreed to by COOK and CLIENT.

 All in-process and completed Drug Product testing shall be conducted by COOK or a third party designated by COOK using approved test methods, following receipt of written approval by CLIENT.

 All test methodologies shall be validated. For those procedures which appear in the current USP/NF, or other recognized standard reference, a statement indicating the reference shall suffice. For those test methods which are developed by COOK, documentation supporting the validation of the test method shall be documented. For test methods developed by CLIENT, CLIENT shall supply COOK with the supporting validation documentation.

 COOK shall provide CLIENT with a certificate of analysis indicating each test parameter, test result, and the corresponding acceptance criteria for each batch of the Drug Product manufactured or packaged, as well as a statement indicating that all associated documentation has been reviewed and approved by the appropriate quality control unit.

 Final Drug Product release shall be made by CLIENT pursuant to the provisions of the Agreement.

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 RESERVE SAMPLES AND ANNUAL QUALITY REVIEW

 CLIENT Shall Be Responsible For Obtaining And Maintaining Sufficient Quantities of Bulk Drug Substance and Drug Product Reserve Samples as Defined in Good Manufacturing Practices Regulations 21 CFR, Section 211.170.

 CLIENT shall be responsible for evaluating, at least annually, the quality standards of the Drug Product to determine the need for changes in the Drug Product specifications, manufacturing processes, or controlled documents. COOK shall provide CLIENT with access to all appropriate batch records for each batch of the Drug Product. CLIENT shall supply to COOK a copy of the examination results and recommendations, if any.

 STABILITY, STORAGE, VALIDATION AND ENVIRONMENTAL MONITORING

 Stability: COOK shall be responsible for the stability testing outlined in
 Schedule I.

 Storage: CLIENT shall indicate the appropriate storage conditions for the Bulk Drug Substance and the Drug Product. COOK shall comply with these specifications and will monitor the storage conditions for the Bulk Drug Substance and the Drug Product. COOK shall provide CLIENT access to the monitoring records.

 Validation: Process/product and cleaning validation shall be performed by COOK using protocols developed and approved by COOK. COOK shall be responsible for conducting the validation studies and maintaining validation reports and/or drug product specific COOK Standard Operating Procedures.

 Environmental Monitoring: Where particulate and microbial levels are required for the Drug Product, then the facilities and raw materials used during the manufacturing and packaging process shall be monitored for these factors. COOK will be responsible for the establishment and institution of a monitoring program to assure that the Drug Product will meet the required particulate and microbial levels and shall maintain the records obtained from this monitoring program.

 DISTRIBUTION RECORDS AND RETURNS

 Distribution Records: COOK shall maintain distribution records which contain all of the appropriate information as specified in the Good Manufacturing Practices regulations 21 CFR, Section 211.196.

 Product Returns: Returned Drug Product is the responsibility of CLIENT pursuant to the terms of the Agreement.

 Cook Imaging Corporation Development Agreement - 129; 1/8/97 - 02


                                      17


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 COMPLAINTS

 Complaint files, as required by 21 CFR, Section 211.198 of the Good Manufacturing Practices regulations, shall be maintained by CLIENT. All complaints received by COOK shall be forwarded to CLIENT. CLIENT shall be responsible for the review of the complaint to determine the need for an investigation as specified in 21 CFR, Section 211.192, or the need to report to the United States Food and Drug Administration (FDA) as required by 21 CFR,
 Section 310.305 and 312.32. CLIENT shall send to COOK all Drug Product performance or manufacturing-related complaints which require investigation. COOK shall conduct an investigation for each Drug Product performance or manufacturing-related complaint and shall report the findings and follow-up of each investigation to CLIENT.

 CLIENT shall make these complaint files available to COOK in the event they are required during an FDA inspection.

 STOCK RECOVERY

 CLIENT shall be responsible for drug product recoveries pursuant to the terms of the Agreement.

 For manufacturing-related recoveries, COOK shall conduct an investigation to determine the cause of such Drug Product defect and shall report the findings to CLIENT.

 COOK shall provide to CLIENT distribution records and current inventory levels for any recalled Drug Product.

 AUDITS AND REGULATORY COMPLIANCE

 Audits: Except with respect to information and operations which constitute COOK trade secrets, CLIENT, upon prior written notice and during normal business hours, shall have the right to inspect COOK batch records and the portions of COOK'S facility used for the manufacturing, finishing, holding, and testing of the Drug Product.

 Regulatory Compliance: Unless otherwise stated in this document, COOK is responsible for compliance to all Federal, State and Local laws and regulations as they apply solely to COOK's business and not to the manufacture of Drug Product.

 Cook Imaging Corporation Development Agreement -129; 1/8/97 - 02



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                                  ATTACHMENT I

                           DRUG PRODUCT SPECIFICATIONS
                                 AND PROCEDURES

[***]

 Cook Imaging Corporation Development Agreement - 129; 1/8/97 - 02

[***] Confidential treatment requested.

                                       19


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




                            ACUTE THERAPEUTICS, INC.
[***]

 Authorized by: Signature of Harry G. Brittain      Date: Handwritten  1/9/97

[***] Confidential treatment requested.

                             ACUTE THERAPEUTICS, INC.
[***]

 Authorized by: Signature of Harry G. Brittain      Date: Handwritten  1/9/97

[***] Confidential treatment requested.

 ACUTE THERAPEUTICS, INC.
[***]


 Authorized by: Signature of Harry G. Brittain      Date: Handwritten  1/9/97

[***] Confidential treatment requested.

  ACUTE THERAPEUTICS, INC.

[***]

 Authorized by: Signature of Harry G. Brittain      Date: Handwritten  1/9/97

[***] Confidential treatment requested.